EXHIBIT 23





                          Independent Auditors' Consent


The Board of Directors
Vicon Industries, Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7892, 33-34349, 33-90038, 333-30097 and 333-71410) and Form
S-2 (No. 333-46841) of Vicon Industries, Inc. of our report dated January 14, 2004, relating to the consolidated balance sheets of Vicon Industries, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedule for each of the years in the three-year period ended September 30, 2003, which report appears in the September 30, 2003 annual report on Form 10-K of Vicon Industries, Inc. Our report includes an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective October 1, 2002.



                                                          /s/ KPMG LLP


Melville, New York
January 14, 2004